NOVUS ROBOTICS INC.
PROMISSORY NOTE

$100,000.00

December 31, 2016
Toronto, Ontario

1. Principal and Interest.

1.1 Novus Robotics, Inc., a Nevada corporation (the "Company"), for value received, hereby promises to pay to the order of Berardino Paolucci (the "Holder") the sum of One Hundred Thousand Dollars ($100,000.00) at the time and in the manner hereinafter provided.

1.2 This Promissory Note (the "Note") shall bear interest at the rate of 8% per annum from the date of issuance of this Note until paid in full. Payment of principal and accrued interest under this Note shall be due on demand ("Demand Date"). Commencing on the Demand Date, all principal and accrued interest hereunder shall be payable by the Company upon demand made by the Holder.

1.3 Upon payment in full of the principal hereof, this Note shall be surrendered to the Company for cancellation.

1.4 The principal of this Note shall be payable at the principal office of the Company and shall be forwarded to the address of the Holder hereof as such Holder shall from time to time designate.

2. Attorney's Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal payable hereunder, reasonable attorneys' fees and costs incurred by the Investor.

3. Prepayment. The Company may at any time prior to the Demand Date prepay in whole or in part, the principal sum of this Note upon ten (10) days prior written notice to the Holder. There shall be no penalty associated with any prepayment.

4. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants with the Holder as follows:

(a) Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note and the performance of all obligations of the Company hereunder has been taken, and this Note constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Note.

(c) No Violation. The execution, delivery and performance by the Company of this Note and the consummation of the transactions contemplated hereby will not result in a violation of its Certificate of Incorporation or Bylaws, in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

5. Representations and Covenants of the Holder. The Company has entered into this Note in reliance upon the following representations and covenants of the Holder:

(a) Investment Purpose. This Note is tendered in connection with the settlement agreement dated as of December 31, 2016 by and between the Company and the Holder pursuant to which the Holder agreed to accept $100,000 in settlement of the Treanor Convertible Note, the Russell Convertible Note and the Boyle Convertible Note, which notes are deemed discharged. The Note is acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same.

(b) Private Issue. The Holder understands (i) that this Note is not registered under the Securities Act of 1933, as amended, or qualified under applicable state securities laws.

(c) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

6. Assignment. This Note may not be assigned by the Holder or the Company.

7. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

8. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or three (3) business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

If to Holder:	Berardino Paolucci 7669 Kimbal Street Mississauga, Ontario Canada
If to Company:	Novus Robotics Inc. 7669 Kimbal Street Mississauga, Ontario Canada Attention: Berardino Paolucci, Chief Executive Officer

Each of the above addressees may change its address for purposes of this Section by giving to the other addressee notice of such new address in conformance with this Section.

9. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the Province of Ontario, Canada, without regard to the conflicts of laws provisions thereof.

10. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

11. Waiver by the Company. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

12. Delays. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

13. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the

Note shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

14. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Note against impairment.

IN WITNESS WHEREOF, Novus Robotics Inc. has caused this Note to be executed in its corporate name on January 17, 2017 and issued effective as of December 31, 2016.

NOVUS ROBOTICS INC.

By ______________________________
Berardino Paolucci, Chief Executive Officer

HOLDER

____
Berardino Paolucci